press release
Media contact:	Investor contact:
Mike Jacobsen, APR	Christopher Sikora
+1 330 490 3796	+1 330 490 6870
michael.jacobsen@diebold.com	christopher.sikora@diebold.com

FOR IMMEDIATE RELEASE:
Feb. 12, 2015

DIEBOLD REPORTS 2014 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
Earnings overview presentation available at http://www.diebold.com/earnings

•	Q4 GAAP EPS attributable to Diebold was $0.46, or $0.48 per share on a non-GAAP* basis; full-year GAAP EPS attributable to Diebold was $1.76, or $1.73 on a non-GAAP* basis.

•	Total revenue for Q4 2014 increased 6.1% compared with the prior-year period, or 9.7% on a constant currency basis; full-year revenue increased 6.8%, or 9.1% on a constant currency basis.

•	Free cash flow* for Q4 2014 was $269.7 million compared with $173.5 million in Q4 2013; full-year free cash flow* was $125.5 million

•	Net debt* at December 31, 2014 was $46.8 million, a $4.0 million decrease from December 31, 2013

NORTH CANTON, Ohio - Diebold, Incorporated (NYSE: DBD) today reported fourth quarter 2014 net income attributable to Diebold of $30.0 million, or $0.46 per share. This compares with fourth quarter 2013 net loss of $(41.4) million, or $(0.65) per share, which included a non-routine, non-cash pension charge of $(43.0) million, or $(0.67) per share, related to the voluntary early retirement program. Fourth quarter 2014 revenue was $861.3 million, up 6.1% from the fourth quarter 2013, or 9.7% on a constant currency basis.

Non-GAAP* income attributable to Diebold in the fourth quarter 2014 was $0.48 per share, compared with $0.57 per share in the fourth quarter 2013.

Management Commentary
"We delivered sound operating results during the fourth quarter, increasing revenue by nearly 10 percent on a constant currency basis, which positions us well heading into 2015,” said Andy W. Mattes, Diebold president and chief executive officer. "Our fourth quarter and full-year performance demonstrates the progress we are making on our transformation strategy, and our emphasis on consistent execution is showing results. For example, on a percentage basis we grew gross profit by two times revenue and operating profit more than four times revenue for the full year.
"There is a lot of confidence we can take from our progress in 2014," Mattes continued. "Our actions to reduce cost while laying the foundation for future growth -- with savings allocated equally between reinvestment in the business and the bottom line -- is delivering as promised. We reignited the innovation engine in our company, introducing a number of new solutions during the year that exemplify our collaborative approach with customers and technology partners globally."
Mattes concluded, "Overall, we are pleased that our restructuring and focus on execution is positioning us well to transition from the 'crawl' to 'walk' stage in the second half of 2015. While there remains a lot of work for us to do, we are making meaningful progress in each of the four pillars of our transformation -- cost, cash, talent and growth -- to build the foundation required to take the company forward."

Results of Operations
Gross Margin
Total gross margin for the fourth quarter 2014 was 26.5%, an increase of 4.3 percentage points from the fourth quarter 2013, with service margin reflecting a 3.3 percentage point improvement and product margin increasing 6.0 percentage points. The service margin improvement was primarily attributable to global service transformation efforts. The product margin increase was primarily due to favorable geographic mix.
-more-
*See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2014 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

Operating Expenses
Total operating expenses were $174.1 million, or 20.2% of revenue, for the fourth quarter 2014, compared with $230.6 million, or 28.4% of revenue, in the fourth quarter 2013. Operating expenses in the fourth quarter 2013 included $87.2 million of restructuring and non-routine charges, including a non-cash pension charge related to the voluntary early retirement program.

Operating Profit / (Loss)
Operating profit of $53.7 million, or 6.2% of revenue, was realized in the fourth quarter 2014, compared with an operating loss of ($50.5) million, or (6.2%) of revenue, in the fourth quarter 2013. Non-GAAP operating profit* in the fourth quarter 2014 was $56.0 million, or 6.5% of revenue, compared with $56.8 million, or 7.0% of revenue, in the fourth quarter 2013. The decrease in operating margin resulted from the company's previously announced reinvestment initiatives.

Income Tax
The effective tax rate on continuing operations for the three months ended December 31, 2014 was 31.7%, compared with 21.5% for the same period of 2013.

Net Income / (Loss) Attributable to Diebold
Net income attributable to Diebold was $30.0 million, or 3.5% of revenue, in the fourth quarter 2014, compared with net loss of ($41.4) million, or (5.1%) of revenue, in the fourth quarter 2013. Included in the fourth quarter 2013 net of tax results was $43.0 million from a non-cash pension charge related to the voluntary early retirement program, $23.3 million in restructuring costs and $7.9 million related to deferred tax expense on foreign cash repatriation.

Balance Sheet, Cash Flow and Liquidity
The company's net debt* was $46.8 million at December 31, 2014, a decrease in net debt* of $4.0 million from the net debt* position at December 31, 2013. The company's net debt* to capital ratio was 4.5% at December 31, 2014, 4.5% at December 31, 2013 and 1.5% at December 31, 2012.

Free cash flow* in the fourth quarter 2014 was $269.7 million, compared with $173.5 million in the fourth quarter 2013. Full-year 2014 free cash flow* was $125.5 million, compared with $88.8 million for the full-year 2013.

Full-year 2015 Outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of significant currency fluctuations, future mergers, acquisitions, disposals or other business combinations, the Brazil tax assessment or related indirect tax reserves.

Based on current market exchange data, Diebold is now anticipating an approximate 5% currency headwind in 2015, primarily attributable to movement in the Euro and the Real. Reflecting this currency movement, the company is adjusting its 2015 outlook, expecting total revenue to be down approximately 5% to 6% and earnings to be in the range of $1.80 to $2.00 per share on a non-GAAP* basis. The company also expects total full-year free cash flow* of approximately $120 million. The current guidance assumes a full-year, non-GAAP effective tax rate of approximately 30%.

	Previous Guidance	Current Guidance
Total Revenue	~ (3%) to (4%)	~ (5%) to (6%)
2015 EPS (GAAP)	$1.75 - $2.05	$1.60 - $1.85
Restructuring charges & non-routine expense	0.15 - 0.05	0.20 - 0.15
Total EPS (non-GAAP* measure)	$1.90 - $2.10	$1.80 - $2.00

-more-

*See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2014 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

Overview Presentation and Conference Call
More information on Diebold's quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold's Investor Relations website. Andy W. Mattes, president and chief executive officer, and Christopher A. Chapman, senior vice president and chief financial officer, will discuss the company's financial performance during a conference call today at 8:30 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.

Revenue Summary by Service, Product and Segment

Revenue Summary by Service and Product Solutions
(In Thousands)
	Q4 2014	Q4 2013	% Change	YTD 12/31/2014	YTD 12/31/2013	% Change
Financial Self-Service
Services	$318,686	$313,954	1.5%	$1,220,514	$1,188,937	2.7%
Products	319,397	296,066	7.9%	977,340	977,632	0.0%
Total Financial Self-Service	638,083	610,020	4.6%	2,197,854	2,166,569	1.4%
Security Solutions
Services	109,209	122,428	(10.8)%	417,112	448,123	(6.9)%
Products	65,326	55,402	17.9%	210,931	170,766	23.5%
Total Security Solutions	174,535	177,830	(1.9)%	628,043	618,889	1.5%
Total Financial Self-Service & Security	812,618	787,850	3.1%	2,825,897	2,785,458	1.5%
Brazil other	48,654	23,593	106.2%	225,156	72,033	212.6%
Total revenue	$861,272	$811,443	6.1%	$3,051,053	$2,857,491	6.8%

Revenue Summary by Segment
	Q4 2014	Q4 2013	% Change	YTD 12/31/2014	YTD 12/31/2013	% Change
North America	$382,814	$358,866	6.7%	$1,407,707	$1,415,050	(0.5)%
Asia Pacific	138,758	132,469	4.7%	500,285	479,129	4.4%
Europe, Middle East, Africa	118,804	129,696	(8.4)%	421,141	362,167	16.3%
Latin America	92,880	80,588	15.3%	239,409	241,770	(1.0)%
Brazil	128,016	109,824	16.6%	482,511	359,375	34.3%
Total customer revenue	$861,272	$811,443	6.1%	$3,051,053	$2,857,491	6.8%

Notes for Non-GAAP Measures
To supplement our condensed consolidated financial statements presented in accordance with GAAP, the company considers certain financial measures that are not prepared in accordance with GAAP, including non-GAAP results, adjusted earnings per share, free cash flow/(use) and net investment/(debt). The company uses these non-GAAP financial measures, in addition to GAAP financial measures, to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Also, the company uses these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. The company also believes providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors evaluate our operating and financial performance and trends in our business, consistent with how management evaluates such performance and trends. The company also believes these non-GAAP financial measures may be useful to investors in comparing its performance to the performance of other companies, although its non-GAAP financial measures are specific to the company and the non-GAAP financial measures of other companies may not be calculated in the same manner.

-more-

*See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2014 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

1.	Profit/loss summary - 4th quarter comparison (Dollars in millions)

	Q4 2014						Q4 2013
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$861.3	$227.8	26.5%	$174.1	$53.7	6.2%	$811.4	$180.1	22.2%	$230.6	$(50.5)	(6.2)%
Restructuring	—	0.6		(4.5)	5.1			19.0		(16.7)	35.7
Non-routine income/expense:
Legal, indemnification and professional fees	—	—		(3.0)	3.0		—	—		(1.1)	1.1
Pension	—	—		—	—		—	—		(67.6)	67.6
Brazil indirect tax	—	(5.8)		—	(5.8)		—	0.8		—	0.8
Other	—	—		—	—		—	0.3		(1.8)	2.1
Total non-routine income/expense	—	(5.8)		(3.0)	(2.8)		—	1.1		(70.5)	71.6
Non-GAAP results	$861.3	$222.6	25.8%	$166.6	$56.0	6.5%	$811.4	$200.1	24.7%	$143.4	$56.8	7.0%

	YTD 12/31/2014						YTD 12/31/2013
	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales	Rev	Gross Profit	% of Sales	OPEX	OP	% of Sales
GAAP results	$3,051.1	$779.4	25.5%	$598.4	$180.9	5.9%	$2,857.5	$640.4	22.4%	$758.6	$(118.3)	(4.1)%
Restructuring		2.0		(9.9)	11.9			28.4		(28.7)	57.1
Non-routine income/expense:
FCPA settlement	—	—		—	—		—	—		(28.0)	28.0
Securities class action settlement	—	—		—	—		—	—		(17.2)	17.2
Legal, indemnification and professional fees	—	—		(9.2)	9.2		—	—		(5.1)	5.1
Gain on sale of Eras	—	—		13.7	(13.7)		—	—		—	—
Executive severance	—	—		—	—		—	—		(9.3)	9.3
Brazil impairment	—	—		—	—		—	—		(70.0)	70.0
Pension	—	—		—	—		—	—		(67.6)	67.6
Brazil indirect tax	—	(5.8)		—	(5.8)		—	0.8		—	0.8
Other	—	—		—	—		—	1.1		(0.8)	1.9
Total non-routine income/expense	—	(5.8)		4.5	(10.3)		—	1.9		(198.0)	199.9
Non-GAAP results	$3,051.1	$775.5	25.4%	$593.1	$182.5	6.0%	$2,857.5	$670.6	23.5%	$531.9	$138.7	4.9%

Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine expenses relate to the settlement of the FCPA investigation and securities class action lawsuit, pension charge related to the voluntary employee retirement program, Brazil impairment, and the legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor. In the fourth quarter 2014, the statute of limitations expired on certain of our estimated Brazil indirect tax liabilities; the reversal of such liabilities is presented as non-routine income.

-more-

PAGE 5/ DIEBOLD REPORTS 2014 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS
2. Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q4 2014	Q4 2013	YTD 12/31/2014	YTD 12/31/2013
Total diluted EPS attributable to Diebold, Incorporated (GAAP measure)	$0.46	$(0.65)	$1.76	$(2.85)
Restructuring	0.05	0.36	0.12	0.59
Non-routine (income)/expense:
FCPA settlement	—	—	—	0.36
Securities class action settlement	—	—	—	0.17
Legal, indemnification and professional fees	0.03	0.01	0.09	0.05
Gain on sale of Eras	—	—	(0.19)	—
Executive severance	—	—	—	0.09
Brazil impairment	—	0.01	—	0.85
Pension	—	0.67	—	0.67
Brazil indirect tax	(0.06)	0.01	(0.06)	0.01
Other	—	0.04	—	0.05
Total non-routine (income)/expense	(0.03)	0.74	(0.16)	2.25
Tax expense (benefit) on foreign cash repatriation	—	0.12	0.01	0.76
Total adjusted EPS (non-GAAP measure)	$0.48	$0.57	$1.73	$0.75
Valuation allowance on Brazil deferred tax assets	—	—	—	0.61
Total adjusted EPS (non-GAAP measure) excluding valuation allowance on Brazil deferred tax assets	$0.48	$0.57	$1.73	$1.36
Restructuring expenses relate to the multi-year realignment focused on globalizing the company's service organization and creating a unified center-led global organization for research and development, as well as transforming the company's general and administrative cost structure. Non-routine expenses relate to the settlement of the FCPA investigation and securities class action lawsuit, pension charge related to the voluntary employee retirement program, Brazil impairment, and the legal, indemnification and professional fees paid by the company in connection with ongoing obligations related to prior regulatory settlements, including the cost of the independent monitor. In the fourth quarter 2014, the statute of limitations expired on certain of our estimated Brazil indirect tax liabilities; the reversal of such liabilities is presented as non-routine income. Non-routine tax expense (benefit) on foreign cash repatriation relates to the 2013 change in assertion regarding the indefinite reinvestment of certain foreign subsidiary earnings.

3.	Free cash flow/(use) is calculated as follows:

	Q4 2014	Q4 2013	YTD 12/31/2014	YTD 12/31/2013
Net cash provided by/(used in) operating activities (GAAP measure)	$297,641	$183,266	$186,906	$124,224
Capital expenditures	(27,899)	(9,799)	(61,453)	(35,447)
Free cash flow/(use) (non-GAAP measure)	$269,742	$173,467	$125,453	$88,777
We define free cash flow/(use) as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the purchase of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions, strengthening the balance sheet, and paying dividends.

4.	Net investment/(debt) is calculated as follows:

	12/31/2014	12/31/2013
Cash, cash equivalents and short-term investments (GAAP measure)	$458,670	$473,697
Debt instruments	(505,430)	(524,459)
Net investment/(debt) (non-GAAP measure)	$(46,760)	$(50,762)
The company's management believes that given the significant cash, cash equivalents and other investments on its balance sheet that net cash against outstanding debt is a meaningful net debt calculation. Between 97% to 99% of the company's cash and cash equivalents and short-term investments reside in international tax jurisdictions for all periods presented.

-more-

PAGE 6/ DIEBOLD REPORTS 2014 FOURTH QUARTER AND FULL-YEAR FINANCIAL RESULTS

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements”. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company's future operating performance, the company's share of new and existing markets, the company's short- and long-term revenue and earnings growth rates, and the company's implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company's manufacturing capacity.

The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward-looking statements that have been made and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company's relationships with customers, suppliers, distributors and/or partners in its business ventures;

•
changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company's operations;

•
global economic conditions, including any additional deterioration and disruption in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers' ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company's product and technology introductions in the marketplace;

•	the finalization of the company's financial statements for the periods discussed in this release;

•	the company's ability to maintain effective internal controls;

•
changes in the company's intention to further repatriate cash and cash equivalents and short-term investments residing in international tax jurisdictions, which could negatively impact foreign and domestic taxes;

•
unanticipated litigation, claims or assessments, as well as the outcome/impact of any current/pending litigation, claims or assessments, including with respect to the company's Brazil tax or Thailand customs disputes;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company's information technology systems;

•
the investment performance of our pension plan assets, which could require us to increase our pension contributions, and significant changes in healthcare costs, including those that may result from government action;

•	the amount and timing of repurchases of the company's common shares, if any; and

•
the company's ability to achieve benefits from its cost-reduction initiatives and other strategic changes, including its multi-year realignment plan and other restructuring actions, as well as its business process outsourcing initiative with Accenture.

About Diebold
Diebold, Incorporated (NYSE: DBD) is a global leader in providing innovative self-service technology, security systems and related services. Diebold has approximately 16,000 employees worldwide and is headquartered near Canton, Ohio, USA. Visit Diebold at www.diebold.com or on Twitter: http://twitter.com/DieboldInc.

###

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
[IN THOUSANDS EXCEPT EARNINGS (LOSS) PER SHARE]

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Sales
Services	$427,891	$436,384	$1,637,622	$1,637,056
Products	433,381	375,059	1,413,431	1,220,435
Total	861,272	811,443	3,051,053	2,857,491
Cost of sales
Services	298,167	318,508	1,147,363	1,222,675
Products	335,266	312,814	1,124,340	994,460
Total	633,433	631,322	2,271,703	2,217,135
Gross Profit	227,839	180,121	779,350	640,356
Percent of net sales	26.5%	22.2%	25.5%	22.4%
Operating expenses
Selling and administrative expense	144,315	202,293	515,551	596,694
Research, development and engineering expense	27,444	25,911	93,617	92,315
Impairment of assets	2,123	1,375	2,123	72,017
(Gain) loss on sale of assets, net	210	1,011	(12,888)	(2,410)
Total	174,092	230,590	598,403	758,616
Percent of net sales	20.2%	28.4%	19.6%	26.5%
Operating profit (loss)	53,747	(50,469)	180,947	(118,260)
Percent of net sales	6.2%	(6.2)%	5.9%	(4.1)%
Other income (expense)
Investment income	7,887	6,543	34,501	27,603
Interest expense	(8,278)	(7,207)	(31,420)	(29,234)
Foreign exchange (loss) gain, net	(1,418)	1,625	(11,791)	172
Miscellaneous, net	(2,092)	346	(1,648)	(88)
Other income (expense), net	(3,901)	1,307	(10,358)	(1,547)
Income (loss) before taxes	49,846	(49,162)	170,589	(119,807)
Income tax (expense) benefit	(15,789)	10,578	(53,570)	(56,715)
Net income (loss)	34,057	(38,584)	117,019	(176,522)
Less: net (income) loss attributable to noncontrolling interests	(4,101)	(2,850)	(2,602)	(5,083)
Net income (loss) attributable to Diebold, Incorporated	$29,956	$(41,434)	$114,417	$(181,605)

Basic weighted-average shares outstanding	64,631	63,928	64,530	63,659
Diluted weighted-average shares outstanding	65,380	63,928	65,154	63,659

Net income (loss) attributable to Diebold, Incorporated
Basic earnings (loss) per share	$0.46	$(0.65)	$1.77	$(2.85)
Diluted earnings (loss) per share	$0.46	$(0.65)	$1.76	$(2.85)

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(IN THOUSANDS)

	December 31, 2014	December 31, 2013

ASSETS
Current assets
Cash and cash equivalents	$322,017	$230,709
Short-term investments	136,653	242,988
Trade receivables, net	477,937	447,239
Inventories	405,173	376,462
Other current assets	313,750	257,952
Total current assets	1,655,530	1,555,350

Securities and other investments	83,625	82,591
Property, plant and equipment, net	169,506	160,895
Goodwill	171,974	179,828
Other assets	261,501	204,827
Total assets	$2,342,136	$2,183,491

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$25,575	$43,791
Accounts payable	261,708	210,399
Other current liabilities	740,440	639,546
Total current liabilities	1,027,723	893,736

Long-term debt	479,794	480,242
Long-term liabilities	279,730	188,698

Total Diebold, Incorporated shareholders' equity	531,604	596,764
Noncontrolling interests	23,285	24,051
Total equity	554,889	620,815

Total liabilities and equity	$2,342,136	$2,183,491

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(IN THOUSANDS)

	Year Ended
	December 31,
	2014	2013
Cash flow from operating activities:
Net income (loss)	$117,019	$(176,522)
Adjustments to reconcile net income (loss) to cash flow provided by operating activities:
Depreciation and amortization	74,072	82,594
Devaluation of Venezuelan balance sheet	12,101	1,584
Pension curtailment, settlement and special termination	—	69,561
Other	10,326	84,568

Cash flow from changes in certain assets and liabilities:
Trade receivables	(58,588)	23,983
Inventories	(53,241)	21,337
Accounts payable	59,278	(9,659)
Prepaid income taxes	9,589	(4,889)
Deferred revenue	51,554	16,522
Deferred income tax	(11,305)	(15,125)
Pension and other post-retirement benefits	(5,034)	11,026
Certain other assets and liabilities	(18,865)	19,244
Net cash provided by operating activities	186,906	124,224

Cash flow from investing activities:
Payments for acquisitions, net of cash acquired	(11,749)	—
Net investment activity	88,355	(17,364)
Capital expenditures	(61,453)	(35,447)
Increase in certain other assets & other	(1,354)	92
Net cash provided by (used in) investing activities	13,799	(52,719)

Cash flow from financing activities:
Dividends paid	(74,946)	(73,997)
Net debt borrowings	(15,825)	(126,670)
Repurchase of common shares	(1,918)	(4,063)
Other	11,535	281
Net cash used in financing activities	(81,154)	(204,449)

Effect of exchange rate changes on cash and cash equivalents	(28,243)	(5,139)

Increase (decrease) in cash and cash equivalents	91,308	(138,083)
Cash and cash equivalents at the beginning of the period	230,709	368,792
Cash and cash equivalents at the end of the period	$322,017	$230,709